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                          NEW ENGLAND BANCSHARES, INC.
                               660 Enfield Street
                                Enfield, CT 06082

For Immediate Release

CONTACT:  Scott D. Nogles, Chief Financial Officer
          (860) 253-5200


              New England Bancshares, Inc. Reports Earnings for the
                     Quarter and Year Ended March 31, 2005

ENFIELD, CT, April 25, 2005 - New England Bancshares, Inc. (the "Company") (OTC:
NEBS), the holding company for Enfield Federal Savings and Loan Association (the "Bank"), reported net income for the quarter ended March 31, 2005 of $331,000, or $0.15 per diluted share, an increase of $119,000, or 56.1%, from the $212,000, or $0.10 per diluted share, reported for the same quarter a year ago. The increase in net income was primarily due to a $115,000 increase in net interest and dividend income, a $91,000 decrease in non-interest expense, a $56,000 reduction in the provision for loan losses and a $38,000 increase in non-interest income, partially offset by a $181,000 increase in income tax expense. Net income for the twelve months ended March 31, 2005 amounted to $1.2 million, or $0.54 per diluted share, an increase of $371,000, or 45.4%, from the $817,000, or $0.39 per diluted share, for the twelve-month period a year ago. The increase was comprised primarily of a $1.3 million increase in net interest and dividend income, a $212,000 increase in non-interest income and a $109,000 reduction in the provision for loan losses, partially offset by an $888,000 increase in non-interest expense and a $321,000 increase in income tax expense.

Net interest and dividend income for the quarter and twelve months ended March 31, 2005 increased by $115,000 and $1.3 million, respectively. The increase for the twelve month period was primarily from the growth in earning assets due to the loans and securities acquired in the acquisition of Windsor Locks Community Bank FSL in December 2003. The Company's net interest margin for the quarter and twelve months ended March 31, 2005 was 3.95% and 3.81%, respectively, compared to 3.89% and 3.73% in the year earlier periods.

The provision for loan losses was $4,000 and $131,000 for the quarter and twelve months ended March 31, 2005, respectively, compared to $60,000 and $240,000 for the quarter and twelve months ended March 31, 2004, respectively. The allowance for loan losses as a percentage of gross loans was 1.07% and 1.06% at March 31, 2005 and March 31, 2004, respectively. The allowance for loan losses as a percentage of non-performing

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                                                                     Page 2 of 4

loans increased from 138.85% at March 31, 2004 to 309.48% at March 31, 2005. To determine the adequacy of the allowance, the Company looks at historical trends in the growth and composition of its loan portfolio, the amount of non-performing loans, and net charge-offs among other factors. The Company will determine the necessity of providing for loan losses in the future depending upon the factors listed above as well as the growth of the inherently riskier commercial loan portfolio.

Non-interest income for the quarter ended March 31, 2005 was $194,000 compared to $156,000 reported for the same period last year, an increase of $38,000. The increase was caused by a $41,000 increase in service charges on deposit accounts, and a $20,000 increase in other non-interest income, partially offset by a $13,000 decrease in the increase in cash surrender value of life insurance policies, and a $10,000 decrease in gain on sale and calls of investments. For the twelve months ended March 31, 2005 non-interest income increased $212,000 to $805,000 compared to $593,000 for the year-ago period. This increase was primarily caused by a $205,000 increase in service charges on deposit accounts and a $71,000 increase in other income, partially offset by a $61,000 decrease in gain on sales and calls of investments. During the second quarter of fiscal year 2005, the Bank started offering an Overdraft Privilege product which allows customers to overdraw their account to a specified limit at the Bank's option. This new product was the primary driver for the increase in service charges on deposit accounts for the quarter and twelve month periods. The decrease in the gain on sales and calls of investment securities for the quarter and twelve months ended March 31, 2005 was caused by a decrease in the sales of such securities in light of the increasing interest rate environment.

Non-interest expense for the quarter ended March 31, 2005 was $1.5 million, a decrease of $91,000, from $1.6 million for the same quarter a year ago. For the twelve months ended March 31, 2005 non-interest expense increased $888,000 to $6.1 million compared to $5.2 million for the year ago period. The increase in the twelve month period reflects our growth in staff and occupancy expenses associated with the acquisition of Windsor Locks Community Bank FSL in December 2003.

At March 31, 2005, total assets were $213.2 million, an increase of $10.0 million from March 31, 2004. Net loans outstanding increased $11.2 million to $132.6 million at March 31, 2005 compared to March 31, 2004. The increase in loans was due to an increase of $6.0 million in one-to four-family residential mortgage loans and a $6.4 million increase in commercial mortgage loans, partially offset by a $672,000 decrease in commercial loans and a $335,000 decrease in consumer loans. The growth in assets was supported by the growth in deposits and Federal Home Loan Bank advances. Total deposits, including securities sold under agreements to repurchase, were $167.2 million at March 31, 2005, an increase of $3.7 million over March 31, 2004. Federal Home Loan Bank advances increased to $15.6 million at March 31, 2005 compared to $9.9 million at March 31, 2004.

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation reform Act of 1995. Such forward-looking statements are subject to

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risks and  uncertainties,  which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. Subject to applicable laws and regulation, the Company does not undertake - and specifically disclaims any obligation - to publicly release the results of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

New England Bancshares, Inc. is headquartered in Enfield, Connecticut, and operates Enfield Federal Savings and Loan Association with seven banking centers servicing the communities of Enfield, Manchester, Suffield, East Windsor and Windsor Locks. For more information regarding the Bank's products and services, please visit www.enfieldfederal.com.



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                               Statistical Summary
                                   (unaudited)
                  (dollars in thousands, except per share data)


------------------------------------------------------------------------------------
Income Statement Data                     Quarter Ended          Twelve Months Ended
                                            March 31,                March  31,
                                        2005         2004         2005         2004
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
Net interest and dividend income       $1,884       $1,769       $7,203       $5,944
------------------------------------------------------------------------------------
Provision for loan losses              $    4       $   60       $  131       $  240
------------------------------------------------------------------------------------
Non-interest income                    $  194       $  156       $  805       $  593
------------------------------------------------------------------------------------
Non-interest expense                   $1,531       $1,622       $6,059       $5,171
------------------------------------------------------------------------------------
Net income                             $  331       $  212       $1,188       $  817
------------------------------------------------------------------------------------
Earnings per share:
------------------------------------------------------------------------------------
   Basic                               $ 0.15       $ 0.10       $ 0.55       $ 0.40
------------------------------------------------------------------------------------
   Diluted                             $ 0.15       $ 0.10       $ 0.54       $ 0.39
------------------------------------------------------------------------------------
Dividend per share                     $ 0.05           --       $ 0.05           --
------------------------------------------------------------------------------------


------------------------------------------------------------------------------
Balance Sheet Data                      March 31, 2005          March 31, 2004
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Total assets                               $213,202                 $203,168
------------------------------------------------------------------------------
Total loans, net                           $132,557                 $121,404
------------------------------------------------------------------------------
Loan loss reserve                          $  1,437                 $  1,301
------------------------------------------------------------------------------
Total deposits                             $162,991                 $162,790
------------------------------------------------------------------------------
Repurchase agreements                      $  4,244                 $    788
------------------------------------------------------------------------------
FHLB advances                              $ 15,620                 $  9,926
------------------------------------------------------------------------------
Total equity                               $ 28,439                 $ 27,594
------------------------------------------------------------------------------
Book value per share(1)                    $  13.02                 $  12.72
------------------------------------------------------------------------------


-------------------------------------------------------------------------------
Key Ratios                           Quarter Ended             Twelve Months
                                       March 31,              Ended March 31,
-------------------------------------------------------------------------------
                                   2005         2004         2005         2004
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Return on average assets           0.64%        0.42%        0.57%        0.47%
-------------------------------------------------------------------------------
Return on average equity           4.72%        3.11%        4.26%        3.40%
-------------------------------------------------------------------------------
Net interest margin                3.95%        3.89%        3.81%        3.73%
-------------------------------------------------------------------------------

(1) Calculation excludes unallocated ESOP shares and unvested incentive stock grants.

                                       ###